                                                                    EXHIBIT 23.1

                  CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, Registration No. 333-117004) and related Prospectus of Standard Management Corporation for the registration of 521,428 shares of its common stock and to the incorporation by reference therein of our report dated March 2, 2004, with respect to the consolidated financial statements and schedules of Standard Management Corporation included in its Annual Report on Form 10-K/A for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Indianapolis, Indiana
August 16, 2004